PROXY                                                                    PROXY

            This Proxy is solicited by the Board of Directors of
                      CORNERSTONE FINANCIAL CORPORATION
              Proxy for the 1995 Annual Meeting of Stockholders

      The undersigned hereby appoints Howard S. Dearth and John M. Terravecchia, and either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Cornerstone Financial Corporation (the "Company") that the undersigned is entitled to vote, at the annual meeting of stockholders of the Company to be held on June 21, 1995, and at any adjournments thereof, with all the powers that the undersigned would possess if personally present.

      This proxy will be voted as directed herein. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE, THREE AND FOUR AND FOR THE NOMINEES LISTED IN PROPOSAL TWO. The undersigned hereby revokes any proxies heretofore given by the undersigned to vote at the Annual Meeting or any adjournments thereof.

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 23, 1995, among the Company, BayBanks, Inc., a Massachusetts corporation ("BayBanks"), and BayBanks, Inc., a New Hampshire corporation ("BBNH"), a wholly-owned subsidiary of BayBanks (the "Acquisition Agreement"), pursuant to which (i) BBNH will merge with and into the Company (the "Merger") and (ii) each share of Common Stock of the Company outstanding immediately prior to consummation of the Merger, other than shares held by any stockholder who demands and receives payment of the fair value of his shares pursuant to the applicable provisions of the New Hampshire Business Corporation Act and certain shares held by BayBanks, will be converted into and represent the right to receive $8.80.

     [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

2.   Proposal to elect four Directors.

            For three-year terms:      For a two-year term:

            Robert E. Benoit           Horace A. Holaday, Jr.
            Edward D. Bureau
            John J. Zito

     [ ] FOR       [ ] WITHHOLD      [ ] FOR ALL EXCEPT

      Authority to vote for any nominee may be withheld by marking the "For All Except" box and striking a line through the nominee's name in the list above.

3. Proposal to ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1995.

     [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

4. Proposal to approve adjournments of the Annual Meeting to other times and/or places for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting or any adjournment thereof to approve the Acquisition Agreement.

     [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

      In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournments thereof.

      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting called for June 21, 1995 and the Proxy Statement for the Annual Meeting.

      Please mark, sign, date and promptly return this Proxy using the enclosed envelope.

                                       Date:_________________________,1995


                                       Signature__________________________

                                       Signature__________________________

                                       Please sign exactly as your name(s)
                                       appear(s) on this proxy. In the case
                                       of a joint account, both owners
                                       should sign. When signing in a
                                       representative capacity, please give
                                       title.